                                                                    EXHIBIT 99.5

                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                            ALLIANT TECHSYSTEMS INC.
                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2011

To participant of the book-entry transfer facility:

      The undersigned hereby acknowledges receipt of the prospectus dated , 2001 of Alliant Techsystems Inc. (the "Company"), and a related letter of transmittal (which together constitute the "Exchange Offer").

      This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the outstanding notes held by you for the account of the undersigned.

      The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

      $_______________________________________ of the 8 1/2% Senior Subordinated
Notes Due 2011.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

      A. ____________ TO TENDER the following outstanding notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered)

            $________________________________(1) of the 8 1/2% Senior
            Subordinated Notes Due 2011, and not to tender other outstanding notes, if any, held by you for the account of the undersigned;

      OR

      B. _____________ NOT TO TENDER any outstanding notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) it is not an affiliate of either the Company or its subsidiaries or, if the undersigned is an affiliate of the Company or its subsidiaries, it will comply with the registration and prospectus

----------

      (1) Must be a minimum aggregate principal amount of at least $100,000 or an integral multiple of $1,000 thereof.

delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), to the extent applicable, (ii) the exchange notes are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the outstanding notes or the exchange notes, and (iv) the undersigned is not a broker-dealer who purchased the notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive exchange notes for its own account pursuant to the Exchange Offer, it represents that such outstanding notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):
                            --------------------------------------------------

Signature(s):
             -----------------------------------------------------------------

Name(s) (please print):
                       -------------------------------------------------------

Address:
        ----------------------------------------------------------------------
                                                            (zip code)

Telephone Number:
                 -------------------------------------------------------------
                  (area code)


Taxpayer identification or Social Security Number:

------------------------------------------------

Date:
      ------------------------------------------